Exhibit 10.1

AMENDMENT TO

[AMENDED AND RESTATED] EMPLOYMENT AGREEMENT

This amendment (this “Amendment”) to that certain [amended and restated] employment agreement dated as of [_______], by and among [American National Bankshares Inc., a Virginia corporation (the “Company”),] American National Bank and Trust Company, a national banking association (the “Bank”), and [_______] (the “Executive”) (the “Employment Agreement”), is made this 22nd day of December, 2023.

WITNESSETH

WHEREAS, [the Company,] the Bank, and the Executive are parties to the Employment Agreement;

WHEREAS, Section 9(c) of the Employment Agreement provides that the Employment Agreement may be amended by an agreement signed by the parties thereto;

WHEREAS, on July 24, 2023, [the Company] [American National Bankshares Inc., a Virginia corporation (the “Company”)] entered into an agreement and plan of merger with Atlantic Union Bankshares Corporation (“Atlantic Union”) (the “Merger Agreement”), pursuant to which the Company will merge with and into Atlantic Union (the “Merger”);

WHEREAS, the Merger is anticipated to constitute a “Change in Control” as such term is defined in the Employment Agreement; and

WHEREAS, in connection with the Merger, [the Company,] the Bank, and the Executive each desire to amend the Employment Agreement to provide for the payment of certain amounts thereunder on or before December 31, 2023.

NOW, THEREFORE, in consideration of the promises and obligations of the parties and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Section 6(a) of the Employment Agreement is amended by adding a new paragraph to the end thereto, which shall read as follows:

Notwithstanding any other provision in this Agreement to the contrary, the [Company] [Bank] will pay you an amount equal to $[_______], in a lump sum cash payment on or before December 31, 2023 (the “Change in Control Payment”), less withholding of applicable taxes and subject to the remainder of this paragraph; provided, that the amount of such Change in Control Payment shall offset any future payment to which you may later become entitled upon a subsequent termination of your employment under this Section 6(a) or under Sections 5(e) or 5(f). You acknowledge and agree that you shall repay the net after-tax portion of the Change in Control Payment (the “Repayment Amount”) to the [Company] [Bank] in the event that: (A) your employment hereunder is terminated by the [Company] [Bank] for Cause pursuant to Section 5(b), or due to your resignation without Good Reason pursuant to Section 5(d), in either case, prior to the Effective Time, as such term is defined in that certain merger agreement entered into on July 24, 2023 by the Company and Atlantic Union Bankshares Corporation (the “Merger Agreement”); (B) you do not timely execute, or you revoke, the [Release described in that certain Separation and Release Agreement by and between you, the Company and the Bank, attached as Appendix A to that certain Consulting Agreement by and between you and Atlantic Union Bank] [applicable release of claims contemplated by Section 6(a), in a form acceptable to Atlantic Union]; (C) the merger of the Company with Atlantic Union Bankshares Corporation, as contemplated by the Merger Agreement, is not completed; or (D) your employment hereunder is terminated by the [Company] [Bank] without Cause pursuant to Section 5(e), or due to your resignation with Good Reason pursuant to Section 5(f), in either case, prior to the Effective Time; provided, that if you are required to repay due to clause (D) and you execute, without revoking, the applicable release contemplated by Section 5(e) or Section 5(f), as applicable, the Repayment Amount shall be reduced to equal the difference, if any, between the net after-tax portion of the Change in Control Payment and the net after-tax portion of the severance benefits you would have received under Section 5(e) or Section 5(f), as applicable.

2.

The Executive acknowledges that this Amendment is a modification of [the Separation Benefits (as defined in that certain Separation and Release Agreement by and between the Executive, the Company, and the Bank, attached as Appendix A to that certain Consulting Agreement by and between the Executive and Atlantic Union Bank (the “Separation Agreement”))] [Section 6(a) of the Employment Agreement] in accordance with Section 6.5(g) of the Merger Agreement and will offset and reduce the amount of the Separation Benefits that may become payable in accordance with the Employment Agreement [and the Separation Agreement].

3.	Except as herein amended, the terms of the Employment Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first set forth above.

[AMERICAN NATIONAL BANKSHARES INC.

By:

[Name]

[Title]]

AMERICAN NATIONAL BANK AND TRUST COMPANY

By:

[Name]

[Title]

[Name]